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                             PURCHASE AND SALE AGREEMENT

                            AND JOINT ESCROW INSTRUCTIONS

                                 AS OF  JUNE 26, 1997

                                    BY AND BETWEEN

                        ALEXANDRIA REAL ESTATE EQUITIES, INC.

                                        BUYER

                                         AND

                             RESEARCH BLVD. PARTNERSHIP,

                                        SELLER



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                             PURCHASE AND SALE AGREEMENT
                            AND JOINT ESCROW INSTRUCTIONS


         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made and entered into as of ________, 1997, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, or its assignee or nominee (collectively, "BUYER"), and RESEARCH BLVD. PARTNERSHIP, a Maryland partnership ("SELLER"), for the purposes of setting forth the agreement of the parties and of instructing Chicago Title Insurance Company ("ESCROW AGENT"), with respect to the transactions contemplated by this Agreement.

                                       RECITALS

         Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase all of Seller's right, title and interest in and to the following (collectively, the "PROPERTY"): (i) the fee interest in that certain real property located in the City of Rockville, County of Montgomery, State of Maryland, as legally described on EXHIBIT "A" attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the "LAND");
(ii) all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, the "IMPROVEMENTS"), including, without limitation, that certain building commonly known as 1401 Research Boulevard (the "BUILDING"), and all other fixtures used in connection with the operation or occupancy of the Land and the Improvements, such as heating, air conditioning, electrical, plumbing, security or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, steam, water, gas, emergency power generation, vacuum, security systems, waste disposal or other services now or hereafter located on or in the Land or the Improvements; (iii) all tangible personal property (the "PERSONAL PROPERTY") now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof; and
(iv) all intangible property (collectively, the "INTANGIBLE PROPERTY") now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, or any business or businesses conducted thereon or with the use thereof, including, without limitation, the Service Contracts (as hereinafter defined), building and trademark and trade names, transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or

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operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts. Seller has advised Buyer that record title to the Land and the Improvements is in Union Land and Management Company; that Union Land and Management Company is Seller's nominee; and that Seller is the beneficial owner of the Land and the Improvements.

                                      AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1.  AGREEMENT TO PURCHASE AND SELL.

         Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon the terms and conditions set forth herein.

2.  PURCHASE PRICE.

         The purchase price for the Property (the "PURCHASE PRICE") shall be the sum of FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($5,800,000), payable as follows:

         2.1 DEPOSIT. Within three (3) Business Days (as hereinafter defined) following the execution and delivery of this Agreement by the parties hereto, Buyer shall deposit into Escrow (as hereinafter defined) the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "DEPOSIT") by wire transfer, or by certified or bank check, payable to the order of Escrow Agent.

    Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in SECTION 6 below) and credited against the Purchase Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any condition or any other reason except for a default under this Agreement solely on the part of Buyer, the Deposit shall be returned to Buyer contemporaneously with the return to Seller of the Property Documents (as hereinafter defined) and a copy of all third party reports and surveys prepared for Buyer in connection with its due diligence review of the Property, all without cost, lien or expense to Seller.

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         2.2  BALANCE.  On the Closing Date (as defined in SECTION 6 below),
Buyer shall pay to Seller the Purchase Price by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein, and Seller shall pay to Buyer an amount equal to the Deposit, by wire transfer of federal funds to Escrow Agent.

3.  OPENING OF ESCROW.

         Promptly following the mutual execution of this Agreement, Buyer and Seller shall cause a purchase and sale escrow ("ESCROW") to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement (the "OPENING OF ESCROW"). This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions, if any (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4.  ACTIONS PENDING CLOSING.

         4.1  DUE DILIGENCE PERIOD.

              4.1.1  DUE DILIGENCE.

                   4.1.1.1 PROPERTY DOCUMENTS. Not later than five (5) Business Days after the date hereof, Seller shall deliver or make available to Buyer, to the extent the same exist, copies of all contracts, documents, leases, reports, books, records and other materials relating to the Property, including, without limitation, as-built plans and specifications, operating statements, income and expense records, rent rolls, engineering tests, soil tests, a Phase One environmental/asbestos audit of the Property, a Phase Two environmental audit of the Property, Service Contracts, structural and mechanical reports, maps, plans, agreements, governmental permits and approvals, appraisals, title policies, surveys, construction warranties, and land studies (collectively, the "PROPERTY DOCUMENTS"), and the documents specified in Section 5.1.11 relating to Seller (the "SELLER DOCUMENTS"), whether in Seller's possession or in the control or possession of its agents, auditors or independent contractors, all at Seller's sole cost and expense.

                   4.1.1.2 DILIGENCE TESTS. At all reasonable times from the date hereof until the Closing or earlier termination of this Agreement, Buyer, its agents and representatives shall be entitled, subject to the rights of tenants under the Tenant Leases (as hereinafter defined) at Buyer's sole cost and expense to (i) enter onto the Property during

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normal business hours and upon reasonable advance notice to Seller, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be performed, upon reasonable notice to Seller; and (iii) review all Property Documents and Seller Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property). Seller shall use its commercially reasonable best efforts to cause the tenants under the Tenant Leases to permit Buyer and its agents to enter the Property for the purpose of performing Buyer's due diligence review of the Property.
Buyer shall use its commercially reasonably best efforts to cause as little interference as practicable with the business operations of the tenants under the Tenant Leases.

                   4.1.1.3  INTENTIONALLY OMITTED.

                   4.1.1.4 INSURANCE. Buyer agrees that during the Due Diligence Period (as hereinafter defined) it shall carry, or cause its agent to carry, worker's compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured; upon request, Buyer shall provide Seller with proof of such insurance prior to commencing Buyer's physical inspections of the Property.

                   4.1.1.5 INDEMNITY AND REPAIR. Buyer agrees to indemnify and hold harmless Seller from any losses resulting from any final judgment by a court of competent jurisdiction arising from any actual damage to the Property or any injury to persons caused by any act of Buyer as a result of the inspections, investigations or tests performed pursuant to SECTION 4.1.1.2 above, which indemnity shall survive the termination of this Agreement or the Closing and delivery of the Deed (as hereinafter defined) for a period of ninety
(90) days; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or (y) the discovery of any pre-existing condition of the Property. In addition, Buyer, at its sole cost and expense, shall promptly repair any damage to the Property caused by its entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any Material of Environmental Concern (as hereinafter defined) or any hazardous defect that existed at the Property prior to Buyer's entry thereon.

              4.1.2 TERMINATION RIGHT. Buyer shall have the right at any time during the period (the "DUE DILIGENCE PERIOD") beginning upon the date of this Agreement and ending at 6:00 p.m. on the forty fifth (45th) calendar day following the date of mutual execution of this Agreement by both Buyer and Seller (the "DUE DILIGENCE TERMINATION DATE") to terminate

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this Agreement if, during the course of Buyer's due diligence investigation of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. Buyer may exercise such termination right by delivering written notice of termination to Seller and Escrow Agent on or before the Due Diligence Termination Date. Upon such termination, (i) Escrow Agent shall return the Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company (as hereinafter defined), (iii) Buyer shall, contemporaneously with the return to Buyer of the Deposit, deliver to Seller the Property Documents and a copy of all third party reports and surveys prepared for Buyer in connection with its due diligence review of the Property, all without cost, lien or expense to Seller, and (iv) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not exercise such termination in writing prior to the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this SECTION
4.1.2 shall automatically lapse. From time to time during the Due Diligence Period Buyer shall communicate to Seller by telephone or in writing the progress being made by Buyer in its due diligence review of the Property.

         4.2  TITLE.

              4.2.1 TITLE REPORT; SURVEY. Buyer has obtained an ALTA extended coverage preliminary title report (the "PTR") issued by Chicago Title Insurance Company (in such capacity, "TITLE COMPANY"), together with legible copies of all documents referenced as exceptions therein describing encumbrances, liens and/or defects in title that would affect the value or use of the Property. Not later than twenty (20) days after the date of this Agreement, Buyer shall have obtained (a) a current As-Built American Land Title Association survey of the Property (the "SURVEY"), in form reasonably satisfactory to Buyer, Title Company and any lenders designated by Buyer (the "NEW LENDERS"), prepared and certified to Buyer, Title Company, the New Lenders, and such other persons or entities as Buyer may, in its discretion, request, by a surveyor licensed in the State of Maryland, showing any and all matters which Buyer and the New Lenders may reasonably require, including, without limitation, all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same; and (b) at Buyer's sole cost and expense, a UCC Search with regard to the Personal Property (the "UCC SEARCH").

              4.2.2 BUYER'S REVIEW OF TITLE. Attached hereto as EXHIBIT "A-1" is a schedule of those matters shown on the PTR that are acceptable to Buyer (the "PTR Permitted Exceptions"). Buyer shall have until the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any matter shown on the Survey or the UCC Search (or any updates thereof or any update of the PTR; provided, however, that if any such updates are received by Buyer, Buyer shall have an additional five (5) Business Days, regardless of the Due Diligence Termination Date, following Buyer's receipt of such update

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and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update). The PTR Permitted Exceptions and matters shown on the Survey or the UCC Search (or any updates thereof or any updates of the PTR) not objected to by Buyer as provided above shall be deemed to be "PERMITTED EXCEPTIONS." As a condition to Closing, Seller shall take all action necessary to remove from title to the Property any exceptions and matters so objected to by Buyer, or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer. If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any exceptions or matters objected to by Buyer and Buyer is unwilling to take title subject thereto, then, in addition to any and all other rights and remedies which Buyer may have hereunder, Buyer may terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall thereafter have any rights or obligations to the other hereunder); PROVIDED, HOWEVER, that if such objected to exceptions or matters are not removed by the Closing Date, Buyer may elect, upon written notice on or prior to such date, to (a) discharge any objected to exceptions or matters which can be discharged by the payment of money and to deduct from the cash portion of the Purchase Price the amount necessary to do so, (b) extend the Closing Date to allow Seller a reasonable period of time to remove such objected to exceptions or matters or (c) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed Permitted Exceptions. Seller shall in any event be required to discharge and remove any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of real estate taxes not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such liens and encumbrances, such liens shall not be Permitted Exceptions. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if Seller refuses or fails to correct any survey objection made by Buyer, Buyer's sole and exclusive remedy shall be to terminate this Agreement.

              4.2.3 CONDITION OF TITLE AT CLOSING. Upon the Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Land and the Improvements thereon by a duly executed and acknowledged special warranty deed from Union Land and Management Company in the form of EXHIBIT "B" attached hereto (the "DEED"), subject only to the Permitted Exceptions. Prior to Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Land, or cause the creation of any exception or encumbrance against or respecting the Land without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion. Nothing in this SECTION 4.2.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of
SECTION 4.2.2 above.

5.  CONDITIONS PRECEDENT TO CLOSING.

         5.1 BUYER'S CONDITIONS. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent,

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with respect to deliveries to be made by the parties at Closing) (the
"CONDITIONS PRECEDENT"), which conditions may be waived by Buyer only in a writing executed by Buyer (provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller):

              5.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue (a) to Buyer an American Land Title Association extended coverage owner's policy of title insurance in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer, subject only to the Permitted Exceptions (collectively, the "OWNER'S TITLE POLICY") and
(b) to the New Lenders an American Land Title Association loan policy of title insurance in favor of the New Lenders, with those endorsements reasonably requested by the New Lenders, subject only to the Permitted Exceptions (the "Lenders' Title Policy").

              5.1.2 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth herein shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Seller shall deliver a certificate, in the form of EXHIBIT "C" attached hereto (the "SELLER'S CERTIFICATE"), to Buyer certifying that (i) all of the representations, covenants and warranties of Seller made in or pursuant to this Agreement are true, accurate, correct and complete as of the Closing, (ii) all conditions to the Closing that Seller was to satisfy or perform have been satisfied and performed, and (iii) all conditions to the Closing that Buyer was to satisfy or perform have been satisfied and performed.

              5.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the provisions of SECTION 10 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the date of the execution of this Agreement, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

              5.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

              5.1.5 TENANT LEASES. At the Closing, Seller shall assign all of Seller's rights and remedies under the Tenant Leases, including, without limitation, the right to any security deposits and prepaid rent, to Buyer pursuant to an assignment of leases and security deposits (the "ASSIGNMENT OF LEASES") in the form of EXHIBIT "D" attached hereto.

              5.1.6 BILL OF SALE. At the Closing, Seller shall deliver to Buyer a bill of sale and assignment (the "BILL OF SALE AND ASSIGNMENT"), by which Seller shall transfer to

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Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, in each case free of all liens and encumbrances, in the form of EXHIBIT "E" attached hereto.

              5.1.7 ESTOPPEL CERTIFICATES. Seller shall use commercially reasonable best efforts to deliver to Buyer within thirty (30) Business Days after the date of this Agreement, but not later than three (3) Business Days prior to the end of the Due Diligence Termination Date, estoppel certificates, each substantially in the form of attached EXHIBIT "F", executed by each tenant under the Tenant Leases (collectively, the "ESTOPPEL CERTIFICATES"). Within the Due Diligence Period, Buyer shall review and approve or disapprove the Estoppel Certificates, in Buyer's sole discretion. In addition, not more than five (5) days prior to the Closing Date, Seller shall deliver to Buyer an update for each of the Estoppel Certificates executed by each tenant under the Tenant Leases (collectively, the "ESTOPPEL UPDATES"), which Estoppel Updates shall reflect that there have been no material adverse changes since the date of the Estoppel Certificate and that any of Buyer's objections to the Estoppel Certificates have been corrected or cured to Buyer's satisfaction. Buyer shall review and approve or disapprove the Estoppel Updates, in Buyer's sole discretion, prior to the Closing Date.

              5.1.8 NONFOREIGN AFFIDAVIT. At the Closing, Seller shall deliver to Buyer the Nonforeign Affidavit (the "NONFOREIGN AFFIDAVIT") in the form of EXHIBIT "G" attached hereto, executed by Seller and Seller shall cause Union Land and Management Company to execute and deliver to Buyer a similar Nonforeign Affidavit.

              5.1.9 NO MORATORIA. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property.

              5.1.10 At or prior to Closing, Seller shall have obtained and delivered to Buyer a valid, final, unconditional certificate of occupancy, or the equivalent permitting required by the applicable licensing agency, for the current use and occupancy of the Improvements. In no event shall Seller be obligated to perform any work or make any repairs to the Improvements in order to obtain such certificate.

              5.1.11  INTENTIONALLY OMITTED.

         5.2 FAILURE OF CONDITIONS PRECEDENT. Subject and without limitation to Buyer's rights hereunder, including, without limitation, Section 11.2 hereof, if any of the Conditions Precedent have not been fulfilled within the applicable time periods, Buyer may:

              5.2.1 WAIVE AND CLOSE. Waive the Condition Precedent and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

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         5.2.2 TERMINATE.  Terminate this Agreement by written notice to
Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay the cancellation charges of Title Company and Escrow Agent, and Buyer shall, contemporaneously with the return to Buyer of the Deposit, deliver to Seller the Property Documents and a copy of all third party reports and surveys prepared for Buyer in connection with its due diligence review of the Property.

      5.3 SELLER'S CONDITIONS. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller (PROVIDED, HOWEVER, that any such waiver shall not affect Seller's ability to pursue any remedies it may have with respect to any breach hereunder by Buyer):

         5.3.1 BUYER'S DUE PERFORMANCE. All of the representations and warranties of Buyer set forth in SECTION 8 hereof shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

      5.4 FAILURE OF CONDITION. Subject to Seller's rights hereunder, in the event of a default by Buyer which results in the failure of a condition set forth in SECTION 5.3, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Title Company and Escrow Agent. Buyer shall, contemporaneously with the return to Buyer of the Deposit, deliver to Seller the Property Documents and a copy of all third party reports and surveys prepared for Buyer in connection with its due diligence review of the Property, and neither party shall thereafter have any rights or obligations to the other hereunder.

6. CLOSING.

      6.1 CLOSING DATE. Subject to the provisions of this Agreement, the "Closing" (as defined below) shall take place on or before the thirtieth
(30th) day after the Due Diligence Termination Date or on such other date as the parties hereto may agree. As used herein, the "CLOSING" shall mean the recordation of the Deed in the Official Records of the County of Montgomery, State of Maryland (the "OFFICIAL RECORDS"), and the "CLOSING DATE" shall mean the date upon which the Closing actually occurs. Seller shall have the right to postpone the Closing for a period not in excess of thirty (30) days by giving to Buyer notice of Seller's election to postpone, such notice to be given no later than fifteen (15) days prior to the scheduled Closing Date and which notice shall set forth the new Closing Date. In the event that Seller elects to so postpone the Closing, the Purchase Price shall be reduced by the sum of Twenty Thousand Dollars ($20,000). In the event that Seller postpones the Closing, Seller


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shall have the right to postpone the Closing for an additional period not in excess of thirty (30) days by giving to Buyer notice of Seller's election to postpone, such notice to be given no later than fifteen (15) days prior to the rescheduled Closing Date and which notice shall set forth the new Closing Date. In the event that Seller elects to so postpone the Closing, the Purchase Price shall be reduced by the sum of Twenty Thousand Dollars ($20,000). Seller's right to postpone shall only be exercisable in connection with Seller's efforts to effect an Internal Revenue Code Section 1031 like-kind exchange. Buyer agrees to cooperate with Seller in connection with Seller's efforts to effect a Section 1031 like-kind exchange; provided, however, that in no event shall Buyer be obligated to incur any cost or expense in so doing and in no event shall Buyer be exposed to any potential liability to accommodate Seller's desire to effect such exchange.

      6.2 DELIVERIES BY SELLER. Not less than two (2) Business Days prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

           6.2.1 DEED.   The original executed and acknowledged Deed
conveying the Property to Buyer or its nominee;

           6.2.2 NONFOREIGN AFFIDAVITS. The original Nonforeign Affidavits executed by Seller and Union Land and Management Company;

           6.2.3 BILL OF SALE. Two (2) original executed counterparts of the Bill of Sale;

           6.2.4 ASSIGNMENT OF LEASES. Two (2) original executed counterparts of the Assignment of Leases;

           6.2.5 SELLER'S CERTIFICATE.  Two (2) original Seller's
Certificates, executed by Seller;

           6.2.6 TENANT LEASES. An original, fully executed counterpart of each of the Tenant Leases and any amendments, supplements or restatements thereto;

           6.2.7 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company, the New Lenders or Buyer; and

           6.2.8 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent, the New Lenders or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

      6.3 DELIVERIES BY BUYER. On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following: (i) the balance of the Purchase Price pursuant to SECTION 2 hereof and Buyer's share of prorations and Closing Costs (as hereinafter defined), as provided in SECTIONS 6.5 AND 6.6, respectively; (ii) two (2) original executed counterparts of the Bill of Sale and the Assignment of Leases; and
(ii) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

      6.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is committed to issue the Owner's Title Policy and the Lenders' Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

           6.4.1 RECORDING. Following Title Company's acknowledgement that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer and the Lenders' Title Policy to the New Lenders, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

           6.4.2 FUNDS. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to SECTION 6.4.1 above, disburse all funds deposited with it by Buyer as follows:

           (a) Pursuant to the Closing Statement (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy and the Lenders' Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

           (b) Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in this SECTION 6. Seller's portion (as provided in SECTION 6.6 below) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

           (c) Disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to (a) and (b) above have been completed.

           6.4.3 OWNER'S TITLE POLICY AND LENDERS' TITLE POLICY. Cause Title Company to issue the Owner's Title Policy to Buyer and to issue the Lenders' Title Policy to the New Lenders.

           6.4.4 DELIVERY OF DOCUMENTS. Deliver to Buyer and Seller each one original of all documents, other than the Deed and the Nonforeign Affidavit, deposited into Escrow.

      6.5 PRORATIONS. Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Delinquent rentals as of the Closing Date shall not be prorated, but when paid shall be the sole property of Buyer and Seller hereby irrevocably assigns, as of the Closing Date, its entire right, title and interest in and to such delinquent rentals (including the right to collect to same) to Buyer. On the Closing Date, Buyer shall be fully credited for (i) security deposits which were paid by tenants to Seller, (ii) reimbursement expenses and other sums owed by Seller to tenants for work or disputes which occurred prior to the Closing Date or for work to be performed or allowances to be granted to any tenants upon or after the Closing Date pursuant to any Tenant Leases in existence as of the Closing Date, (iii) any commissions or brokerage fees payable upon or after the Closing Date in connection with any Tenant Leases in existence as of the Closing Date, and
(v) rentals already received by Seller attributable to periods after the Closing Date. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing. Notwithstanding anything to the contrary in this Agreement or in the Novation Agreement to be entered into pursuant to Section 6.8 hereof, Buyer agrees that Seller (i) is entitled to rent under that certain lease, dated July 13, 1976 (as amended through the date hereof, the "GSA Lease"), between Seller, as landlord, and The United States of America, as tenant to the Closing Date, (ii) is entitled to reimbursement by the tenant under the GSA Lease for the cost of a phase II environmental audit previously performed and (iii) has advised Buyer that Seller has billed the tenant under the GSA Lease $13,990.68 in respect of real estate taxes and $8,081.58 in respect of trash removal. In the event that any of the aforesaid sums are received by Buyer, Buyer shall promptly pay such amounts to Seller. The provisions of this SECTION 6.5 shall survive the Closing for a period of one
(1) year.

         Ten (10) days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this SECTION 6.5 and (ii) the Closing Costs allocable to each of the parties pursuant to SECTION 6.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "CLOSING STATEMENT").

      6.6 CLOSING COSTS. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "CLOSING COSTS"), which shall be allocated between the parties as follows:

              (i) Seller shall pay one-half of all State and County recordation and transfer taxes on the Deed, one-half of the cost of any recording fees, one-half of Escrow Agent's escrow fees and costs, one-half of all premiums, costs and fees related to the Owner's Title Policy and the Lenders' Title Policy, one-half of the cost of the Survey, and all of the brokerage commission payable to Morris McNair & Associates, Inc.

              (ii) Buyer shall pay one-half of all State and County recordation and transfer taxes on the Deed, one-half of the cost of any recording fees, one-half of Escrow Agent's escrow fees and costs, one-half of all premiums, costs and fees related to the Owner's Title Policy and the Lenders' Title Policy and one-half of the cost of the Survey.

      6.7 DELIVERIES OUTSIDE OF ESCROW. Seller shall deliver possession of the Property to Buyer upon the Closing. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

           6.7.1 APPROVALS. Originals of the Approvals (as hereinafter defined);

           6.7.2 INTANGIBLE PROPERTY. The Intangible Property, including, without limitation, the original Property Documents; and

           6.7.3 PERSONAL PROPERTY. The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

      6.8 POST CLOSING NOVATION AGREEMENT. Promptly after the Closing, pursuant to the Federal Acquisition Regulations, 42 C.F.R. Sections 42.1204, Buyer and Seller shall cooperate each with the other, in good faith, to obtain from the United States Government a Novation Agreement with respect to the GSA Lease in substantially the form of EXHIBIT "H" attached hereto.
Until a Novation Agreement is executed with respect to the GSA Lease, Seller shall promptly remit to Buyer any and all rent and other payments received by Seller from the United States Government with respect to periods subsequent to the Closing Date. The provisions of this SECTION 6.8 shall survive the Closing indefinitely.

7. SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

      7.1 TITLE.

           7.1.1 OWNERSHIP. Seller is the legal and equitable owner of the Property, with full right to convey the same. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

           7.1.2 ENCUMBRANCES. The Property is free and clear of all liens, encumbrances, claims, rights, demands, rights of way, easements, leases, agreements, covenants, conditions, and restrictions of any kind, except for the Permitted Exceptions.

           7.1.3 ENCROACHMENTS. To Seller's best knowledge (without having made any independent investigation or inquiry), there are no encroachments on the Property from adjoining property, and the Property does not encroach on adjoining property, easements, or streets.

           7.1.4 STREETS. To Seller's best knowledge (without having made any independent investigation or inquiry), there are no existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the size of, use of, or set-backs on the Property.

      7.2 PROPERTY DOCUMENTS. The Property Documents required to be delivered by Seller pursuant to the terms hereof constitute all of the material documents relating to the Property that are in Seller's possession or in the control or possession of its agents, auditors or independent contractors, and each such Property Document as delivered by Seller constitutes, to Seller's best knowledge, a true, correct and complete copy of such Property Document. There are no commitments or agreements affecting the Property which have not been disclosed by Seller to Buyer in writing.

      7.3 LEASES.

           7.3.1 The Schedule attached hereto as EXHIBIT "I" (the "SCHEDULE OF LEASES") is a true, correct and complete statement of all (i) the leases, tenancies and occupancies, including any extensions, modifications, amendments or guarantees thereof in effect at the Property (the "TENANT LEASES"), (ii) the tenants at the property, (iii) the dates of the Tenant Leases (including the commencement and expiration dates thereof), (iv) the annual base rents payable, the base year for escalations, the currently escalated rents and contributions to common area maintenance, operating expenses and insurance under the Tenant Leases, (v) the security deposits held by or deposited with Seller under the Tenant Leases, (vi) any and all options to extend, renew or cancel any Tenant Leases or to expand or decrease the space covered by any Tenant Lease (including any rights of first refusal), and (vii) any and all concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment, including, without limitation, any unpaid reimbursements for tenant improvements and any "free" or "reduced" rent.

           7.3.2 There are no security deposits or arrearages in rent or additional rent under any of the Tenant Leases except as set forth on the Schedule of Leases. No rent has been prepaid under any Tenant Lease except as set forth on the Schedule of Leases.

           7.3.3 To Seller's best knowledge (without having made any independent investigation or inquiry), all of the services required to be supplied to each tenant and maintained in connection with the Property are presently being supplied and maintained and will continue to be supplied and maintained up to and as of the Closing Date.

           7.3.4 Seller has received no notices of any failure of Seller to supply any services which Seller is required to furnish pursuant to any Tenant Lease.

           7.3.5 Seller has received no notices of any items of work, repair, maintenance or construction to be completed by Seller pursuant to any Tenant Lease for the benefit of any tenant and Seller has no knowledge of any such work to be done.

           7.3.6 As of the Closing Date, no tenant shall be entitled to any additional work during the term of its Tenant Lease, except as set forth on the Schedule of Leases. Without respect to Sections 7.3.4, 7.3.5 and 7.3.6, Buyer hereby acknowledges that Seller has advised Buyer that from time to time the tenant under the GSA Lease has made claims to the effect that Seller, as landlord under the GSA Lease, has the obligations to maintain, repair and replace a free-standing identification sign on the Property.

           7.3.7 Except as set forth on the Schedule of Leases, Seller has received no notice from any tenant (i) to cancel any Tenant Lease, (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Tenant Lease, whether for financial or other reasons, or that an action or proceeding, voluntary or involun-tary, is pending or threatened against such tenant under any section or sections of any bankruptcy or insolvency law, or (iii) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Tenant Lease.

           7.3.8 The Tenant Leases are in full force and effect and Seller has received no notice of any default by the landlord thereunder and has no knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on the Schedule of Leases.

           7.3.9 As of the Closing Date, there will be no brokerage or other leasing commissions payable in connection with any of the tenants or the Tenant Leases or any new leases or amendments of existing Tenant Leases.

           7.3.10 All of the Tenant Leases (other than the GSA Lease in respect of which a Novation Agreement shall be obtained) are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

      7.4 INTENTIONALLY OMITTED.

      7.5 SPECIAL ASSESSMENTS OR CONDEMNATION. There are not presently pending (i.e., Seller has not received written notice of) (i) any special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against the Property or any part thereof, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

      7.6 INTENTIONALLY OMITTED.

      7.7 INTENTIONALLY OMITTED.

      7.8 SERVICE CONTRACTS. Seller is not a party to any service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the Schedule attached hereto as EXHIBIT "J" (the "SERVICE CONTRACTS") and, except as set forth on such Schedule, all Service Contracts are cancelable without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days prior written notice. All of the Service Contracts are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

      7.9 EMPLOYEES. Attached hereto as EXHIBIT "K" is a schedule of employees who are employed by Seller or the manager of the Property in the operation, management or maintenance of the Property and the wages and benefits that are paid to such employees, all of which are true and correct as of the date hereof; there are no contracts covering such employees other than as set forth on such Schedule and the employment of each may be terminated without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days prior written notice.

      7.10 DEFAULTS. To the best of Seller's knowledge (without independent investigation or verification), Seller is not in material default of Seller's obligations or liabilities pursuant to any of the Property Documents; nor are there facts, circumstances, conditions, or events of which Seller has notice which, after notice or lapse of time, would constitute a material default thereunder. Seller has not received notice or information that any party to any of the Property Documents considers a material breach or material default to have occurred.

      7.11 CONSENTS AND RELEASES. Seller has obtained all required consents, releases, and permissions to convey good and indefeasible title to Buyer, subject only to the Permitted Exceptions.

      7.12 AUTHORITY. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and (iv) do not violate the formation documents of Seller. Seller further represents that it is a partnership duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business at 481 Carlisle Drive, Herndon, Virginia 20170.

      7.13 BANKRUPTCY. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

      7.14 INTENTIONALLY OMITTED.

      7.15 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Seller is not a foreign person within the meaning of 42 USCS Section 1445(f)(3).

      7.16 EXISTING APPROVALS. The documents set forth on EXHIBIT "L" attached hereto (collectively, the "APPROVALS") are in full force and effect and constitute all necessary or appropriate certifications, approvals, consents, authorizations, licenses, and permits required by any governmental authority in connection with the ownership, development, use and maintenance of the Property. All of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional payment and no such transfer will affect the validity thereof.

      7.17 INSURANCE. There are currently in effect such insurance policies as are listed on EXHIBIT "M" attached hereto. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the date hereof through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning, nor is Seller aware of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost. Seller hereby covenants to name Buyer as an additional insured during the period prior to the Closing or the earlier termination of this Agreement.

      7.18 LITIGATION. Except as set forth on the schedule attached hereto as EXHIBIT "N", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending (i.e., Seller has not been served with written notice commencing any such action, suit or proceeding), or to Seller's best knowledge, threatened, against or affecting all or any portion of the Property and to Seller's best knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's best knowledge, threatened, against Seller. In the event any proceeding of the character described in this SECTION 7.18 is initiated prior to the Closing, Seller shall promptly advise Buyer in writing.

      7.19 COMPLIANCE WITH LAWS. Seller has received no actual notice of, and has no knowledge of, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

      7.20 INTENTIONALLY OMITTED.

      7.21 NO RESTRICTION ON ACCESS. To Seller's best knowledge, no fact or condition exists which would prohibit or adversely affect the right of access to or from the Property from or to the existing highways and roads (all of such existing highways and roads being duly opened and dedicated to the municipality having jurisdiction thereof) and Seller has no knowledge of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress.

         7.22 STORM DRAINAGE. To Seller's best knowledge (without having made any independent investigation or inquiry), all storm water flowing from the Property drains either into a public system or onto a permitted location and through easements for the benefit of the Property.

         7.23 SOILS. Without having made any independent investigation or inquiry, Seller has no knowledge of any soil conditions adversely affecting the Property or any part thereof or Buyer's intended use and development thereof.

         7.24 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

         7.25 SURVIVAL. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of one year.

         7.26 AS-IS. Except as expressly set forth herein, including, without limitation elsewhere in this Article 7, Seller shall convey the Property to Buyer in its present "AS-IS" condition, without any warranties, expressed or implied.

8.  BUYER'S REPRESENTATIONS AND WARRANTIES.

         Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

         8.1 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

         8.2 DUE ORGANIZATION; CONSENTS. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

         8.3 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

         8.4 SURVIVAL. Buyer's representations and warranties shall survive the Closing for a period of one year.

9.  ADDITIONAL COVENANTS OF SELLER.

         In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date:

         9.1 TITLE. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, including, without limitation, any leases or Service Contracts, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

         9.2 NOTICE OF CHANGE IN CIRCUMSTANCES. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this SECTION 9.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

         9.3 NO DEFAULTS; MAINTENANCE OF PROPERTY. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Tenant Leases, the Service Contracts and any existing indebtedness relating to the Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws affecting the Property or any portion thereof.

         9.4 EXCLUSIVE NEGOTIATIONS. Between the date hereof and the date of the termination of this Agreement, Seller shall (i) remove the Property from the market, (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, and (iii) advise Buyer of any negotiations with potential tenants at the Property.

10. RISK OF LOSS.

         10.1 CONDEMNATION. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall promptly notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation or Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

         10.2 CASUALTY. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be borne and assumed by Seller. If, prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in accordance with the preceding section upon written notice to Seller given not later than thirty (30) days after receipt of any such notice from Seller. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

11. LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

         11.1 LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (4) ESCROW AGENT SHALL DELIVER TO BUYER ALL INTEREST AND DIVIDENDS EARNED ON THE DEPOSIT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS
SECTION 11.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 11.1, BUYER SHALL REMAIN RESPONSIBLE FOR (A) ANY DAMAGE CAUSED TO THE PROPERTY IN THE PERFORMANCE OF ITS DUE DILIGENCE REVIEW OF THE PROPERTY AND (B) THE DELIVERY TO SELLER OF THE PROPERTY DOCUMENTS AND THE THIRD PARTY REPORTS AND SURVEYS PREPARED FOR BUYER IN CONNECTION WITH ITS DUE DILIGENCE REVIEW OF THE PROPERTY.


__________________                                      __________________
Seller's Initials                                        Buyer's Initials

         11.2 DEFAULT BY SELLER. In the event that the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit to Buyer and
(ii) Buyer shall be entitled to pursue any remedy available to it hereunder, at law or in equity, including, without limitation, the specific perfor-mance of this Agreement; provided, however, that Buyer shall have the right to claim damages against Seller only in the event that Seller's default was an intentional default.

12. BROKERS.

         Seller and Buyer each hereby represent, warrant to and agree with each other that there are no broker or finder fees or commissions payable in connection with the transaction contemplated hereby, other than those payable to Morris McNair & Associates, Inc. (which shall be paid by Seller in accordance with a separate agreement). Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this SECTION 12. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this SECTION 12. The provisions of this SECTION 12 shall survive the Closing or earlier termination of this Agreement.

13. CONFIDENTIALITY.

         13.1 BUYER. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction, the documents and information supplied by Seller to Buyer and all studies and reports obtained by Buyer as part of its due diligence investigations of Seller and the Property, (b) disclose such information only to Buyer's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors and title company personnel, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and
(c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

         13.2 SELLER. Seller agrees that both prior to and after the Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

14. INDEMNIFICATION.

         Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Seller shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which Buyer may reasonably request in order to more fully effectuate the indemnification provided for in this Agreement. The provisions of this SECTION 14 shall survive the Closing.

15. MISCELLANEOUS PROVISIONS.

         15.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

         15.2  ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

               15.2.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain Letter of Intent, dated as of May 6, 1997 between Buyer and Seller, shall terminate and be of no further force or effect.

               15.2.2 MODIFICATION. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall consti-tute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         15.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, by Federal Express (or other reputable overnight delivery service) by telex or telegram or by facsimile transmission.

To Buyer:                    Alexandria Real Estate Equities, Inc.
                             251 South Lake Drive
                             Pasadena, California  91101
                             Attention:  Joel S. Marcus
                                         Peter Nelson
                             Telephone:  (818) 578-0777
                             Facsimile:  (818) 578-0770

With A Copy To:              Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                             Los Angeles, CA  90071-3144
                             Attention:  Rand April
                             Telephone:  (213) 687-5060
                             Facsimile:  (213) 687-5600

With A Copy To:              Alexandria Real Estate Equities, Inc.
                             11440 West Bernardo Court
                             Suite 170
                             San Diego, California  92127
                             Attention:  Alan D. Gold
                             Telephone:  (619) 592-6801
                             Facsimile:  (619) 592-6814

To Seller:                   Research Blvd. Partnership
                             c/o Sugar Oak Realty
                             481 Carlisle Drive
                             Herndon, Virginia   20170
                             Attention: Daniel R. Baker
                             Telephone: (703) 471-7332
                             Facsimile: (703) 435-1707

With A Copy To:              Odin, Feldman & Pittleman, P.C.
                             9302 Lee Highway, Suite 1100
                             Fairfax, Virginia  22031
                             Attention:  David E. Feldman, Esq.

                             Telephone:  (703) 218-2108
                             Facsimile:  (703) 218-2160

To Escrow Agent:             Chicago Title Insurance Company
                             51 Monroe St. P.H. III
                             Rockville, MD 20850

                             Attention: Charles Carroccio

                             Telephone: (301) 340-9555

                             Facsimile: (301) 340-7882

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Notices given by telex shall be deemed to be received when answered back; notices given by facsimile transmission shall be deemed to be received when confirmed; and all other Notices shall have been deemed to have been given when received.

         15.4 EXPENSES. Subject to the allocation of Closing Costs provided in SECTION 6.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

         15.5  ASSIGNMENT.

               15.5.1 SELLER'S RIGHT TO ASSIGN. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               15.5.2 BUYER'S RIGHT TO ASSIGN. Except as otherwise specifically provided in this SECTION 15.5.2, Buyer shall not have the right, power, and authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon an assignment, Buyer shall not be relieved of any obligations under this Agreement and the Escrow. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to assign this Agreement to any entity controlled by, under common control with or controlling Buyer, without Seller's consent.

         15.6 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         15.7 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         15.8 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         15.9 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         15.10 TIME OF THE ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         15.11 FURTHER ASSISTANCE. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

         15.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

         15.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

         15.14 POST-CLOSING ACCESS TO RECORDS. Upon receipt by Seller of Buyer's reasonable written request at any time and from time to time within a period of one (1) year after the Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make available to Buyer for inspection and copying (at Buyer's sole cost and expense) all of Seller's books and records for the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission and/or Buyer's auditors to the extent that such books and records and related information are in Seller's possession or control. Seller agrees to provide to Buyer's auditor a representation letter, in substantially the form of EXHIBIT "O" attached hereto, regarding such books and records. The provisions of this Section 15.14 shall survive the Closing for a period of one (1) year.

         15.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

         15.16 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges and disbursements, and the fees and costs of expert witnesses.

         15.17 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

         15.18 ESCROW AGENT. Escrow Agent's performance of its duties and responsibilities hereunder shall be subject to the terms, conditions and limitations set forth in EXHIBIT "P" hereto, which are incorporated herein by this reference.

         15.19 RECORDATION. Neither Buyer nor Seller shall record this Agreement or a memorandum hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             BUYER:

                             ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                             a Maryland corporation



                             By:  /s/ Alan D. Gold
                                  ----------------------------------
                                  Name: Alan D. Gold
                                        ----------------------------
                                  Its:  President
                                        ----------------------------



                             SELLER:

                             RESEARCH BLVD. PARTNERSHIP,
                             a Maryland partnership



                             By:  /s/ Daniel R. Baker
                                  ----------------------------------
                                  Name: Daniel R. Baker
                                        ----------------------------
                                  Its:
                                        ----------------------------



ESCROW AGENT:
The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms (including, without limitation, the conditions set forth in Exhibit "P" hereto.)

CHICAGO TITLE INSURANCE COMPANY             Date: June 27, 1997
a Missouri corporation                            ------------------------


By:  /s/ Charles S. Carroccio, Jr.
     ----------------------------------
     Name: Charles S. Carroccio, Jr.
           ----------------------------
     Its:  Office Counsel
           ----------------------------

                                   LIST OF EXHIBITS


EXHIBIT "A"   LEGAL DESCRIPTION

EXHIBIT "A-1" PTR PERMITTED EXCEPTIONS

EXHIBIT "B"   DEED

EXHIBIT "C"   SELLER'S CERTIFICATE

EXHIBIT "D"   ASSIGNMENT OF LEASES

EXHIBIT "E"   BILL OF SALE

EXHIBIT "F"   ESTOPPEL CERTIFICATE

EXHIBIT "G"   NONFOREIGN AFFIDAVIT

EXHIBIT "H"   NOVATION AGREEMENT

EXHIBIT "I"   LEASES

EXHIBIT "J"   SERVICE CONTRACTS

EXHIBIT "K"   EMPLOYEES

EXHIBIT "L"   APPROVALS

EXHIBIT "M"   INSURANCE

EXHIBIT "N"   LITIGATION

EXHIBIT "O"   REPRESENTATION LETTER

EXHIBIT "P"   ESCROW AGENT PROVISIONS

                                     EXHIBIT "A"

                                  LEGAL DESCRIPTION

Lot numbered 2 in the subdivision known as "NATIONAL CAPITAL RESEARCH PARK" as per plat thereof recorded among the Land Records of Montgomery County, Maryland, in Plat Book 81 at Plat 8278 TOGETHER WITH a Right of Way recorded in Liber 5078 at Folio 667, the same being more particularly described as follows:

Being a strip of land, in, through, over and across Lot 6, as shown on a plat of subdivision entitled "Lot 6, Part of National Capital Research Park, recorded among the Land Records of Montgomery County, Maryland, in Plat Book 86 at Plat No. 9080, and being more particularly described in two (2) parts as follows:

PART I:
    BEGINNING for part one at a point on the northwesterly or North 62 degrees 19 minutes 34 seconds East 156.12 foot line of the aforesaid Lot 6, 92.89 feet from the beginning thereof, said line also being a part of the southeasterly or South 62 degrees 18 minutes 50 seconds West 194.00 foot line of Lot 2, as shown on a plat of subdivision entitled "Lots 2 and 3, National Capital Research Park, recorded among the aforesaid Land Records in Plat Book 81 at Plat No. 8278, and running thence, in the meridian of said plat of Lots 2 and 3, with a part of said northwesterly line,

1. North 62 degree 18 minutes 50 seconds East 51.97 feet to a point; thence leaving said line and crossing Lot 6 the following three (3) courses and distances:

2.  South 37 degrees 16 minutes 13 seconds West 103.85 feet to a point;

3.  South 23 degrees 54 minutes 38 seconds West 45.00 feet to a point;

4. South 62 degrees 18 minutes 50 seconds West 12.00 feet to a point on the southwest or North 30 degrees 27 minutes 50 seconds West 304.77 foot line of said Lot 6; thence with a part of said line;

5. North 30 degrees 28 minutes 34 seconds West 38.00 feet to a point on said line 34.00 feet from the end thereof; thence leaving said line and crossing Lot 6;

6.  North 60 degrees 18 minutes 00 seconds East 20.07 feet to a point; and

7. North 37 degrees 16 minutes 13 seconds East 78.56 feet to the place of beginning, containing 3,215 square feet or 0.0738 of an acre of land.

PART II:
    BEGINNING for Part 2 at a point on the southwesterly or North 27 degrees 40 minutes 26 seconds West 15.00 foot line of said Lot 6, 4.84 feet from the beginning thereof, said line also being the northeasterly or South 27 degrees 41 minutes 10 seconds East 15.00 foot line of the aforesaid Lot 2, and running thence, in the meridian as aforesaid in Part I, with a part of said line,

1. North 27 degrees 41 minutes 10 seconds West 10.16 feet to the end thereof; thence with a part of the northwesterly or North 55 degrees 08 minutes 24 seconds East 222.70 foot line of Lot 6, said line also being the southeasterly or South 55 degrees 07 minutes 40 seconds West 222.81 foot line of the aforesaid Lot 2,

2. North 55 degrees 07 minutes 40 seconds East 212.01 feet to a point; thence leaving said line and crossing Lot 6, the following three courses and distances:

3. 33.94 feet along the arc of a curve deflecting to the right, having a radius of 31.00 feet and a chord bearing South 26 degrees 24 minutes 23 seconds West 32.27 feet, to a point of tangency;

4. South 57 degrees 46 minutes 13 seconds West 161.73 feet to a point of curvature; and

5. 23.59 feet along the arc of a curve deflecting to the left, having a radius of 89.00 feet and a chord bearing South 50 degrees 10 minutes 42 seconds West 23.52 feet, to the place of beginning, containing 2,415 square feet or
    0.0554 of an acre of land.

SAVING & EXCEPTING THEREFROM ALL THAT LAND CONVEYED TO THE STATE OF MARYLAND TO THE USE OF THE STATE HIGHWAY ADMINISTRATION OF THE DEPARTMENT OF TRANSPORTATION BY DEEDS RECORDED IN LIBER 6460 FOLIO 22 AND LIBER 13700 FOLIO 412.

                                    EXHIBIT "A-1"

                               PTR PERMITTED EXCEPTIONS

1. Declaration to Extinguish Easements and to Establish New Easements recorded in Montgomery County, MD in Liber 5078 Folio 667.

2. Plat entitled "Lots 2 & 3, National Capital Research Park, City of Rockville" recorded in Montgomery County, MD in Plat Book 81 at Plat 8278 (except Minimum Building Restriction Line per Owner's Dedication and 150 ft. Building Restriction Line shown).

3.  Rights of GSA as tenant under the GSA Lease.

4. Right of Way Agreement to Transcontinental Gas Pipe Line Corporation recorded in Montgomery County, MD in Liber CKW 1418 Folio 363; supplemented by Supplemental Right of Way Agreements recorded in Liber 2890 Folio 186 and Liber 3551 Folio 168 and corrected by Corrective Agreement recorded in Liber 3589 Folio 314.

                                     EXHIBIT "B"

                                SPECIAL WARRANTY DEED


                                                   -------------------------
                                                   Tax Account No./Parcel ID


         Made this ___ day of __________, 1997, by and between UNION LAND AND MANAGEMENT COMPANY, a Delaware corporation, party of the first part, and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, party of the second part:

         Witnesseth, that in consideration of FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($5,800,000.00), the receipt of which is hereby acknowledged, and which the party of the first part certifies under the penalty of perjury as the actual consideration paid, the said party of the first part does hereby grant, convey, bargain and sell unto the party of the second part, its successors and assigns in fee simple absolute all that improved property situate, lying and being in Montgomery County, State of Maryland and more particularly described on EXHIBIT "A", attached hereto and made a part hereof for all purposes (the "PROPERTY");

         SUBJECT to covenants, easements, rights of way and restrictions of record.

         TO HAVE AND TO HOLD the Property hereby intended to be conveyed, together with the buildings and improvements thereupon erected, made or being, and all and every title, rights, privileges, appurtenances and advantages thereunto belonging, or in any wise appertaining, unto and for the proper use only, benefit and behoof forever of said party of the second part, its successors and assigns, in fee simple absolute.

         AND the said party of the first part covenants that it will warrant specially the property hereby conveyed, and that it will execute such further assurances of the Property as may be requisite or necessary.

         IN TESTIMONY WHEREOF, the said party of the first part has set its hand and seal the year and day first above written.

                                       UNION LAND AND MANAGEMENT COMPANY,
                                       a Delaware corporation

                                       By:


------------------------------             -------------------------------
(SEAL)
                                       By:


STATE OF                )
COUNTY OF               ) SS.

         I HEREBY CERTIFY that on this __ day of __________, 1997, before me, the undersigned officer, a Notary Public in and for the State and County aforesaid, personally appeared ___________________________, who acknowledged himself to be the ______________________ of Union Land and Management Company, and that he, as such officer, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

         WITNESS MY HAND AND NOTARIAL SEAL.


                                           -------------------------------
                                                                , Notary

                                     EXHIBIT "C"

                                 SELLER'S CERTIFICATE

         The undersigned hereby certifies to Alexandria Real Estate Equities, Inc. ("Buyer") that, as of the date hereof,

         (i) all of the representations, covenants and warranties of Research Blvd. Partnership ("Seller") made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ___________, 1997, between Seller and Buyer (the "Agreement") are true, accurate, correct and complete;

         (ii) all conditions to the Closing (as such term is defined in the Agreement) that Seller was to satisfy or perform have been satisfied and performed; and

         (iii) all conditions to the Closing that Buyer was to satisfy or perform to obligate Seller to consummate the Closing have been satisfied and performed.

Dated:                            RESEARCH BLVD. PARTNERSHIP
      --------------

                                  By:
                                      ------------------------------------
                                      Name:
                                      Title:

                                     EXHIBIT "D"

                      ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

    THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS ("ASSIGNMENT") is entered into as of the ____ day of ________________, 1997, by and between RESEARCH BLVD. PARTNERSHIP, a Maryland partnership ("ASSIGNOR"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("ASSIGNEE").

                                   R E C I T A L S

    WHEREAS, Assignor, as landlord, has entered into those certain leases identified on Exhibit "E-1" attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "LEASES"), for certain property located in the City of Rockville, County of Montgomery, State of Maryland;

    WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ________________, 1997 (the "PURCHASE AGREEMENT"); and

    WHEREAS, the Purchase Agreement requires Assignor and Assignee to execute this Assignment;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

                                  A G R E E M E N T

    1. ASSIGNMENT AND ASSUMPTION. From and after the date hereof for the remainder of the term of each of the Leases, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (i) the Leases and (ii) all security deposits made under the Leases (the "SECURITY DEPOSITS"). Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the Leases and Security Deposits and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

    2. INDEMNIFICATIONS. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Assignee in connection with the Leases and arising prior to the Closing (as defined in the Purchase Agreement). Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Assignor (i) in connection with the Leases and arising on or after the Closing and (ii) pursuant to Paragraph 8 of that certain Novation Agreement to be entered into by and among Assignor, Assignee and the United States of America.

    3.   GENERAL PROVISIONS.

         a. SUCCESSORS. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         b. COUNTERPARTS. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         c. GOVERNING LAW. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                           ASSIGNOR

                                           RESEARCH BLVD. PARTNERSHIP
                                           a Maryland partnership



                                           By:
                                              -------------------------------

                                              -------------------------------
                                                 Name:
                                                 Its:




                                           ASSIGNEE

                                           ALEXANDRIA REAL ESTATE EQUITIES,
                                           INC., a Maryland corporation



                                           By:
                                              -------------------------------

                                              -------------------------------
                                                 Name:
                                                 Its:

                                    EXHIBIT "D-1"
                       (to Exhibit "D" -- Assignment of Leases)

                                    LIST OF LEASES


1.  [Name of Lease], dated as of ________, by and between _________________ and
    _____________.

2.  [Name of Lease], dated as of ________, by and between _________________ and
    _____________.

3.  [Name of Lease], dated as of ________, by and between _________________ and
    _____________.

                                     EXHIBIT "E"

                                    BILL OF SALE

         THIS BILL OF SALE ("BILL OF SALE") is made as of the ____ day of ____________, 1997, by RESEARCH BLVD. PARTNERSHIP, a Maryland partnership ("SELLER"), to ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland partnership ("BUYER").

                                   R E C I T A L S

    WHEREAS, Seller is the owner of that certain real property located in the City of Rockville, County of Montgomery, State of Maryland (the "REAL PROPERTY"), as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference;

    WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions (the "PURCHASE AGREEMENT"), dated as of __________, 1997, with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property; and

    WHEREAS, the Purchase Agreement requires Seller to convey all of Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

                                  A G R E E M E N T

    1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

    2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

         a. all of that certain tangible personal property now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof, (collectively, the "PERSONAL PROPERTY"); and

         b. all of that certain intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, or any business or businesses conducted thereon or with the use thereof, including, without limitation, the Tenant Leases and the Service Contracts, building and trademarks and trade names, transferable business licenses, architectural, site, landscaping or other permits, applications, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts (collectively, the "INTANGIBLE PROPERTY" and, together with the Personal Property, the "PROPERTY").

    3. Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Tenant Leases and the Service Contracts and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

    4. Seller represents and warrants that the Property is free and clear of all options, liens, mortgages, pledges, security interests, covenants, prior assignments, encumbrances and claims of any nature, other than the Permitted Exceptions.

    5. Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the Property and arising prior to the Closing. Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Seller in connection with the Property and arising on or after the Closing.

    6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

    7. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

                        SELLER:

                        RESEARCH BLVD. PARTNERSHIP,
                        a Maryland partnership



                        By:
                             ---------------------------------
                             Name:
                             Its:

                        BUYER:

                        ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                        a Maryland corporation



                        By:
                             ---------------------------------
                             Name:
                             Its:

                                     EXHIBIT "F"

                                 ESTOPPEL CERTIFICATE

    THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of ________, 1997, is executed by _________________________ ("TENANT") in favor of
Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its nominees, assignees and assigns (collectively, "BUYER") and in the favor of ___________________________________, a _________ corporation, together with its nominees, designees and assigns (collectively, "LENDER").

                                   R E C I T A L S

    A. Buyer and Research Blvd. Partnership, a Maryland partnership ("LANDLORD"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _________, 1997 (the "PURCHASE AGREEMENT"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Rockville, County of Montgomery, State of Maryland, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "PROPERTY").

    B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ___________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for a portion of the Property.

    C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

    D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

    NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

                                  A G R E E M E N T

         SECTION 1.  LEASE.

    Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
_____________________________________________________________________________
_____________________________________________________________________________.
(If none, please state "None.")

         SECTION 2.  LEASED PREMISES.

    Pursuant to the Lease, Tenant leases those certain premises (the "LEASED PREMISES") consisting of approximately _______________ (________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

         SECTION 3.  FULL FORCE OF LEASE.

    The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

         SECTION 4.  COMPLETE AGREEMENT.

    The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

         SECTION 5.  ACCEPTANCE OF LEASED PREMISES.

    Tenant has accepted possession and is currently occupying the Leased
Premises.

         SECTION 6.  LEASE TERM.

    The term of the Lease commenced on ______________ and ends on _______________, subject to the following options to extend: __________________
______________________________.
(If none, please state "None.")

         SECTION 7.  PURCHASE RIGHTS.

    Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:
_____________________________________________________________________________
____________________________________.
(If none, please state "None.")

         SECTION 8.  RIGHTS OF TENANT.

    Except as expressly stated in this Certificate, Tenant:

    (a)  has no right to renew or extend the term of the Lease;

    (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

    (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

         SECTION 9.  RENT.

              (a) The obligation to pay rent under the Lease commenced on ___________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

              (b) Tenant is currently paying base rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: _____________________
________________________________________________________________.
(If none, please state "None.")

              (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is __________ percent (______%) and is currently being paid at the rate of _____________________ Dollars ($__________) per month, payable to ______________________________________.

              (d)  There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: ____________________________________________________________________
_____________________________________________________________________________
______________.
(If none, please state "None.")

         SECTION 10.  SECURITY DEPOSIT.

    The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________).

         SECTION 11.  PREPAID RENT.

    The amount of prepaid rent, separate from the security deposit, is __________________________ Dollars ($___________), covering the period from
___________ to _______________.

         SECTION 12.  INSURANCE.

    All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

         SECTION 13.  PENDING ACTIONS.

    There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

         SECTION 14.  TENANT IMPROVEMENTS.

    As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows: ________________________________
________________________________________________.
(If none, please state "None.")

         SECTION 15.  ASSIGNMENTS BY LANDLORD.

    Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Buyer or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Buyer or Lender solely is security for the purposes specified in said assignment and Buyer or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Buyer or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Buyer or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Buyer or Lender in accordance with the terms of the Lease.

         SECTION 16.  ASSIGNMENTS BY TENANT.

    Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

         SECTION 17.  ENVIRONMENTAL MATTERS.

    The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

         SECTION 18.  SUCCESSION OF INTEREST.

         Tenant agrees that, in the event Buyer or Lender succeeds to interest of Landlord under the Lease:

         (a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

         (b) Buyer or Lender shall not be liable for the return of any security deposit;

         (c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

         (d) Buyer or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer or Lender;

         (e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

         (f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer or Lender's interest in the Property.

         SECTION 19.  NOTICE OF DEFAULT.

         Tenant agrees to give Buyer and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer or Lender shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty (60) day period shall be extended so long as Buyer or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

         SECTION 20.  NOTIFICATION BY TENANT.

    From the date of this Certificate and continuing until ____________, Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

If To Buyer:       Alexandria Real Estate Equities, Inc.
                   251 South Lake Avenue, Suite 535
                   Pasadena, California 91101
                   Attention:  Joel S. Marcus

With A Copy To:    Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California 90071
                   Attention:  Rand S. April

If To Lender:      ________________________________
                   ________________________________
                   ________________________________
                   Attention:________________________


    Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and Lender in agreeing to purchase the Property.

    Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                   TENANT

                    ___________________________________________



                        By:   _______________________________
                        Name:
                        Its:

                                     EXHIBIT "G"

                                 NONFOREIGN AFFIDAVIT

         1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

         2. In order to Alexandria Real Estate Equities, Inc., a Maryland corporation, and nominees, designees and assigns (collectively, the "TRANSFEREE"), that withholding of tax is not required upon the disposition by Research Blvd. Partnership, a Maryland partnership (the "TRANSFEROR"), of the United States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "PROPERTY"), the undersigned Transferor certifies and declares by means of this certification, the following:

              a. The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

              b.   Transferor's federal taxpayer identification number is:

                   ______________________.

              c.   Transferor's address is:

                   c/o Daniel R. Baker
                   Sugar Oak Realty
                   481 Carlisle Drive
                   Herndon, Virginia  20170

         3. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

         Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

         Executed this _____ day of ________, 1997 at ______, __________.


                             RESEARCH BLVD. PARTNERSHIP,
                             a Maryland partnership



                             By:  ___________________________
                                  Name:
                                  Its:

                                     EXHIBIT "H"

                                  NOVATION AGREEMENT

         RESEARCH BLVD. PARTNERSHIP ("Transferor"), a partnership duly organized and existing under the laws of the State of Maryland with its principal office in __________________ [INSERT CITY]; ALEXANDRIA REAL ESTATE EQUITIES, INC. ("Transferee"), a corporation duly organized and existing under the laws of the State of Maryland with its principal office in San Diego, California and the UNITED STATES OF AMERICA (the "Government") enter into this Agreement as of _____________ [INSERT THE DATE TRANSFER OF ASSETS BECAME EFFECTIVE UNDER APPLICABLE STATE LAW].

         (A)  THE PARTIES AGREE TO THE FOLLOWING FACTS:

              (1)  The Government, represented by various Contracting
         Officers of the General Services Administration has entered into a certain lease with the Transferor, namely: [Identify Lease with specific information to identify the same]. The term "the contract" as used in this Agreement, means the above referenced Lease, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under the Lease. Included in the term "the contract" are also all modifications made under the terms and conditions of the Lease between the Government and the Transferee, on or after the effective date of this Agreement.

              (2)  As of ______________________, 1997, the Transferor has
         transferred to the Transferee the land and the improvements thereon commonly known as 1401 Research Boulevard, Rockville, MD by virtue of a Special Warranty Deed from the Transferor to the Transferee.

              (3) The Transferee has acquired all the assets of the Transferor by virtue of the above transfer.

              (4) The Transferee has assumed all obligations and liabilities of the Transferor under the contract by virtue of the above transfer.

               (5) The Transferee is in a position to fully perform all obligations that may exist under the contract.

               (6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the contract.

               (7) Evidence of the above transfer has been filed with the Government.


         (B) IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS AGREEMENT

               (1) The Transferor confirms that the transfer to the Transferee has occurred, and waives any claims and rights against the Government that it now has or may have in the future in connection with the contract.

               (2) The Transferee agrees to be bound by and to perform the contract in accordance with the conditions contained in the contract. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the contract as if the Transferee were the original party to the contract.

               (3) The Transferee ratifies all previous actions taken by the Transferor with respect to the contract, with the same force and effect as if the action had been taken by the Transferee.

               (4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the contract. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the contract as if the Transferee were the original party to the contract. Following the effective date of this Agreement, the term ["Landlord"] ["Lessor"]," as used in the contract, shall refer to the Transferee.

               (5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

               (6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the contract, shall be considered to have discharged those parts of the Government's obligations under the contract. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effects as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the contract, to the extent of the amounts paid or reimbursed.

               (7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indi-rectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the contract.

               (8) The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee (i) assumes under this Agreement or (ii) may undertake in the future should the contract be modified under its terms and conditions. The Transferor waives notice of, and consents to, any such future modifications.

                (9) The contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.


                              UNITED STATES OF AMERICA,

BY                                      BY
  --------------------------------         --------------------------------

TITLE                                   TITLE
      ----------------------------            -----------------------------


ALEXANDRIA REAL ESTATE            RESEARCH BLVD. PARTNERSHIP
EQUITIES, INC.

BY                                      BY
  --------------------------------         --------------------------------

TITLE                                   TITLE
      ----------------------------            -----------------------------
[CORPORATE SEAL]

                                     CERTIFICATE


    I, _____________________________________________ certify that am the
Secretary of Alexandria Real Estate Equities, Inc.; that _________________, who signed this Agreement for this corporation, was then __________________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and the seal of this corporation this day of __________, 1997, by ___________________________________


                                  -----------------------------------
[Corporate Seal]                  Name:
                                  Title



                                     CERTIFICATE


    I, _____________________________________________ certify that am the
General Partner of Research Blvd. Partnership; that _________________, who signed this Agreement for this partnership, was then __________________ of this partnership; and that this Agreement was duly signed for and on behalf of this partnership by authority of its governing body and within the scope of its partnership powers. Witness my hand and the seal of this corporation this day of __________, 1997, by ___________________________________


                                  -----------------------------------
                                  Name:
                                  Title

                                     EXHIBIT "I"
                                        LEASES

The GSA Lease.

                                     EXHIBIT "J"

                                  SERVICE CONTRACTS

None.

                                     EXHIBIT "K"

                                      EMPLOYEES

None.

                                     EXHIBIT "L"

                                      APPROVALS

None.

                                     EXHIBIT "M"

                                      INSURANCE

Attached.

                                     EXHIBIT "N"

                                      LITIGATION


None.

                                     EXHIBIT "O"

Form of representation letter (attached).

                            FORM OF REPRESENTATION LETTER


                                      EXHIBIT 0
Date

Ernst & Young LLP
2049 Century Park East
Suite 1700
Los Angeles, CA 90067

Re: The statement of revenue and certain expense of "NAME OF PROPERTY"

In connection with your audits of the statement of revenue and certain expenses of "NAME OF PROPERTY" for the period, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion whether the statement of revenue and certain expenses presently fairly, in all material respects, the results of operations of "NAME OF PROPERTY" in conformity with generally accepted accounting principles and accordingly, we make the following representations, which are true to the best of our knowledge and belief.

GENERAL

We recognize that, as members of management of "NAME OF PROPERTY" we are responsible for the fair presentation of its statement of revenue and certain expenses. We believe the statement of revenue and certain expenses is fairly presented in conformity with generally accepted accounting principles applied on a consistent basis.

We have provided to your representatives all financial records and related data.

We had no plans or intentions that would have materially affect all carrying value or classification of the property's assets and liabilities.

INTERNAL CONTROL

There are no material transactions that have not been properly recorded in the accounting records underlying the statement of revenue and certain expenses. There are no material weaknesses in internal control, including any for which we believe the cost of corrective actions exceeds the benefits. There have been no significant changes in internal controls since the date of acquisition.

                                                                          Page 2
Ernst & Young LLP                                         ________________, 1997

RISKS AND UNCERTAINTIES

To the best of our knowledge there are no risks and uncertainties related to certain significant estimates and current vulnerabilities due to certain concentrations that have not been disclosed.

RECEIVABLES

Adequate provision has been made for material losses, costs and expenses that may be incurred subsequent to the date of acquisition for uncollectible accounts and discounts, etc., that may be incurred in the collection of receivables at that date.

CONTINGENT LIABILITIES

There are no unasserted claims or assessments, including those our lawyers have advised us of, that are probable of assertion and must be disclosed.

There have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the statement of revenue and certain expenses or as a basis for recording a loss contingency.

There are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed.

IRREGULARITIES

There have been no irregularities involving management or employees who have significant roles in internal control. There have been no irregularities involving other employees that could have a material effect on the statement of revenue and certain expenses.

There are no instances where any officer of employee of "NAME OF PROPERTY" has an interest in a company that which "NAME OF PROPERTY" does business that would be considered a "conflict of interest." Such an interest would be contrary to "NAME OF PROPERTY" policy.

SUBSEQUENT EVENT

No event or transactions have occurred since the date of acquisition or are pending that would have a material effect on the financial statement at that date or for the period then ended, or that are of such signifcance in relation to "NAME OF PROPERTY" affairs to require mention in a note to the statement of revenue and certain expenses in order to make them not misleading regarding the results of operations of "NAME OF PROPERTY".

                                                                          Page 3
Ernst & Young LLP                                         ________________, 1997

We understand that your audits were conducted in accordance with generally accepted auditing standards as defined and described by the American Institute of Certified Public Accountants and were, therefore, designed primarily for the purpose of expressing an opinion on the statement of revenue and certain expenses of "NAME OF PROPERTY" taken as a whole, and that your tests of the accounting records and other auditing procedures were limited to those that you considered neccessary for that purpose.

Very truly yours,

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

                                     EXHIBIT "P"

                               ESCROW AGENT PROVISIONS


      The scope of liability and obligations of the Escrow Agent are as follows:

      (A) Except as set forth in the Purchase Agreement or as may be agreed to in writing by the parties hereto, Escrow Agent shall have no obligations to take any action or perform any act other than to receive and hold the deposits and funds of the parties to the Purchase Agreement, and comply with the Purchase Agreement upon joint written instructions of the parties thereto.

      (B) Escrow Agent agrees to invest the deposits and funds in an account designated by the Buyer in its sole discretion, it being understood and agreed that all interest and other amounts earned thereon shall be for the account of Buyer, Social Security/Federal ID
          No.: ____________________. All interest and other amounts earned thereon shall be held and remitted to Buyer in accordance with the Purchase Agreement.

      (C) Escrow Agent shall perform the duties herein required to the best of its ability. Escrow Agent is acting in the capacity of a mere stakeholder only, and as such, shall not be answerable, liable or accountable except for its willful misconduct, fraud, bad faith or gross negligence. The parties to the Purchase Agreement agree that the limitation contained herein on liability of Escrow Agent is for the benefit and protection of Escrow Agent only and not for the other parties to the Purchase Agreement.

      (D) The parties hereto hereby agree to indemnify Escrow Agent against, and to hold Escrow Agent harmless from, any and all liability, loss, expense or damage which it may incur under or by reason of the exercise and performance, without willful misconduct, fraud, bad faith or gross negligence, of any of its powers and duties under this Purchase Agreement.

      (E) Escrow Agent shall be obligated to perform such duties and only such duties as are set forth in the Purchase Agreement pursuant to joint written instructions of the parties thereto, and no implied duties or obligations shall be read into the Purchase Agreement.

      (F) In the event of any dispute regarding the Purchase Agreement, Escrow Agent is hereby directed, authorized and empowered, at Escrow
          Agent's option, to deliver the deposits and funds of the parties hereto in interpleader to the Clerk of the Circuit Court of Montgomery County, Maryland, whereupon Escrow Agent shall be released from any further obligations or liabilities under the Purchase Agreement.

      (G) The Escrow Agent (in its capacity as escrow holder only) shall not have any responsibility to the parties to the Purchase Agreement for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Agreement or any other instrument or document delivered thereunder. The Escrow Agent (in its capacity as escrow holder only) shall not have any responsibility to review or verify the accuracy or completeness of any information contained in any notice, certificate, instruction or other communication received by the Escrow Agent in connection with the Purchase Agreement by acting upon any notice, consent, certificate, instruction or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                                       P-2